1 Q3 2016 Earnings Webcast, 10/27/16 Q3 2016 Highlights …operating margin in-line with outlook • Reported sales were down 3.6% • Organic sales were down 5% in the US and down 7% in Canada • Oil & gas sales down over 20% • Operating margin was in-line with expectations, driven by cost management actions • Strong free cash flow at 140% of adjusted net income • Successfully redeemed convertible bonds • Reported diluted EPS ($0.73); adjusted EPS of $1.05 • October month-to-date reported sales flat to prior year 1.6 6.0 6.7 8.1 3.2 (3.0) (5.3) (7.6) (6.7) (3.1) (6.2) Organic Growth (%) Jul (5)% Aug (10)% Sep (4)% Note: See appendix for non-GAAP reconciliations. Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2014 2015 Q1 2016 Q2 Q3

2 Q3 2016 Earnings Webcast, 10/27/16 Diluted EPS Walk Q3 2015 $1.28) Core operations (0.30) Acquisitions 0.05) Foreign exchange impact 0.01) Tax (0.01) Share count 0.02) After tax loss on debt redemption (1.70) Impact of dilutive shares (0.08) 2016 $(0.73) Pretax loss on debt redemption 2.54) Tax effect of loss on debt redemption (0.84) Impact of dilutive shares 0.08) Adjusted 2016 $1.05) See appendix for non-GAAP reconciliations.

3 Q3 2016 Earnings Webcast, 10/27/16 2029 Debentures Loss Non-GAAP Reconciliation (in millions, except for EPS) Q3 2016 YTD 2016 Reported Results Adjustments (1) Adjusted Results Reported Results Adjustments (1) Adjusted Results Operating profit $ 92.6 - $ 92.6 $ 250.0 - $ 250.0 Interest 20.8 - 20.8 59.1 - 59.1 Loss on redemption of convertible debentures 123.9 (123.9) - 123.9 (123.9) - (Loss) income before income taxes (52.1) 123.9 71.8 67.0 123.9 190.9 Taxes (21.1) 41.2 20.1 13.7 41.2 54.9 Effective tax rate 40.5% 28.0% 20.4% 28.8% Net (loss) income (31.0) 82.7 51.7 53.3 82.7 136.0 Less: Non-controlling interest 0.6 - 0.6 (0.9) - (0.9) Net (loss) income attributable to WESCO $ (31.6) 82.7 $ 51.1 $ 54.2 82.7 $ 136.9 Diluted Shares 43.42 5.3 48.7 48.0 48.0 EPS $ (0.73) $ 1.05 $ 1.13 $ 2.85 (1) Loss on redemption of 2029 Debentures, related income tax benefit, and diluted shares (2) As a result of the net loss for the three months ended September 30, 2016, dilutive shares were not included in the calculation of diluted loss per share because their effect was antidilutive .